UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2007 (January 8, 2008)

TATONKA OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50190	47-0877018
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(303) 476-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or disposition of Assets

Sale of Undeveloped Acreage in Wyoming. As of January 8, 2008 the registrant has closed the agreement to sell to an unrelated party all of its working leasehold interest in 8,917.51 net acres, which represented a portion of its undeveloped acreage package called the Mowry Shale Prospect, located in the Powder River Basin, and deep drilling rights to a portion of the remaining acreage. Of the original purchase price, $109,725 was paid on execution of the agreement; $787,624.15 was paid on January 2, 2008, and the balance was paid as of January 8, 2008. For further information on the agreement, please see the Form 8-K filed on December 11, 2007.

In connection with the sale, and in order to have sufficient working and net revenue interests to sell the acreage in the Mowry Shale Prospect, on January 2, 2008 the registrant bought out Clarion Finance Pte Ltd.’s participation agreement on the prospect for $368,658.83 (the initial acquisition fee paid by Clarion, plus interest at 15%, and legal fees Clarion’s related legal fees). Clarion now has no rights in the acreage and no drilling or completion payment obligations. For further information on the participation agreement, please see the Form 8-K filed on August 1, 2007 and note 4 to the financial statements in the Form 10-QSB filed on September 14, 2007.

Section 8 - Other Events

Item 8.01 - Other Events.

The registrant has paid $200,000 of its secured obligation to LMA Hughes LLLP, which is affiliated with Brian Hughes, a director of the registrant. For further information on the secured obligation to LMA, please see the Form 8-K filed on December 11, 2008.

Section 9 - Financial Statements and Exhibits

None.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tatonka Oil and Gas Company, Inc.

Dated: January 8, 2007	By:/s/ DIRCK TROMP
Dirck Tromp
Chief Executive Officer